Exhibit 99.1
NEWS RELEASE

CONTACT:
Lisa Fortuna or Mike Cummings
312-445-2866
spok@alpha-ir.com

Spok Reports 2021 Second Quarter Results

Alexandria, Va. (July 28, 2021) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced results for the second quarter ended June 30, 2021. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on September 10, 2021, to stockholders of record on August 17, 2021.

Key Second Quarter 2021 Operating Highlights:
•Second quarter 2021 software revenue of $15.9 million included $9.6 million of maintenance revenue and $6.3 million of operations revenue. This was up from the second quarter 2020 software revenue of $14.7 million, which included $9.5 million of maintenance revenue and $5.2 million of operations revenue.
•Software bookings in the second quarter of 2021 totaled $13.0 million, compared to $15.4 million in the prior year quarter. Second quarter software bookings included two Spok Go® deals from existing customers transitioning to the new platform with an aggregate total contract value of approximately $1.3 million. Second quarter software bookings also included $3.0 million of legacy operations bookings and $8.7 million of maintenance renewals. As of June 30, 2021, the software revenue backlog totaled $45.6 million, compared to the backlog of $48.4 million at June 30, 2020.
•The quarterly rate of paging unit erosion was 0.6% in the second quarter of 2021, compared to paging unit erosion of 1.2% in the second quarter of 2020.
•Total paging ARPU (average revenue per unit) in the second quarter of 2021 totaled $7.32, up from ARPU of $7.24 in the second quarter of 2020, primarily due to the recovery of Telecommunications Relay Service Charges (TRS) that began in early 2021, and general increases of Universal Service Fees (USF). USF and TRS fees are effectively pass-through items that have corresponding costs

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associated with them. Excluding these pass-through items, ARPU would have been in-line with historical trends.
•Operating expenses in the second quarter of 2021 totaled $37.3 million, up from $32.6 million in the second quarter of 2020. Adjusted operating expenses (which excludes depreciation, amortization and accretion charges, and includes capitalized software development costs) totaled $37.6 million in the second quarter of 2021, compared to adjusted operating expenses of $34.1 million in the second quarter of 2020.
•Capital expenses were $1.5 million in the second quarter of 2021, compared to $0.8 million in the second quarter of 2020.
•The number of full-time equivalent employees as of June 30, 2021 totaled 590, compared to 610 at June 30, 2020.
•Capital paid to stockholders in the second quarter of 2021 totaled $2.5 million. This came in the form of the Company's regular quarterly dividend.
•The Company’s cash, cash equivalents and short-term investments balance as of June 30, 2021 was $68.1 million, compared to $78.7 million at December 31, 2020.

Management Commentary:

“We made progress in several key performance areas with software revenue up more than 8% from prior year levels, continued improvement in wireless trends, and continued expense management that resulted in declines in many expense categories,” said Vincent D. Kelly, president and chief executive officer. "However, our second quarter results demonstrate the continuation of the very challenging selling environment we are operating in as a result of the COVID-19 pandemic and the related impact on our customers budgets and their ability to focus on new projects. While we were not satisfied with the level of software revenue bookings in the second quarter, given the slow recovery in the healthcare industry, we believe that seasonality and timing had a large impact on performance. We remain encouraged by the size and quality of the pipeline of software deals for the second half of 2021 and believe that we will exit the year on very firm footing.

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"We launched Spok Go, our software-as-a-service, cloud-native platform just over a year ago, at the onset of the pandemic. In the second quarter, we added two more Spok Go wins, bringing the aggregate contract value for that product to $3.1 million. Spok is a company with a strong operational foundation built on three pillars. First, is our paging network, the largest in the United States generating strong margins. Next, is our Spok Care Connect® suite of products with a valuable maintenance revenue stream that contributed $38.6 million in 2020. Last, is our new subscription-based, cloud-native Spok Go platform that we believe has strong potential.

"Finally, Spok continues to demonstrate its stable revenue base, with over 82 percent of second quarter 2021 revenues recurring in nature, coming from either our legacy wireless business or software maintenance contracts. This, combined with disciplined expense control, gives us confidence as we enter the second half of the year. Spok Go provides a critical function that we believe will become even more important in this environment. Our clinical communications platform provides hospitals with a system of action, not just of record, delivering reliable communications and clinical information, including clinical test results, to care teams when and where it matters most to improve patient outcomes," concluded Kelly.

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2021 Second Quarter and Year-to-Date Results:
Consolidated revenue for the second quarter of 2021 under Generally Accepted Accounting Principles (“GAAP”) was $35.7 million, compared to $35.7 million in the second quarter of 2020. For the first six months of 2021, consolidated revenue totaled $71.8 million, compared to $73.0 million in the prior year period.

	For the three months ended			For the six months ended
(Dollars in thousands)	June 30, 2021	June 30, 2020	Change (%)	June 30, 2021	June 30, 2020	Change (%)
Wireless revenue
Paging revenue	$19,135	$19,990	(4.3)%	$38,488	$40,441	(4.8)%
Product and other revenue	724	1,088	(33.5)%	1,491	2,024	(26.3)%
Total wireless revenue	$19,859	$21,078	(5.8)%	$39,979	$42,465	(5.9)%

Software revenue
License	$818	$749	9.2%	$2,325	$1,704	36.4%
Services	$4,865	$3,812	27.6%	$9,219	$8,359	10.3%
Equipment	$482	$601	(19.8)%	$1,098	$1,327	(17.3)%
Subscription	$90	$—	—%	$135	$—	—%
Maintenance	9,609	9,499	1.2%	19,003	19,151	(0.8)%
Total software revenue	15,864	14,661	8.2%	31,780	30,541	4.1%
Total revenue	$35,723	$35,739	—%	$71,759	$73,006	(1.7)%

GAAP net loss for the second quarter of 2021 was $0.7 million, or a loss of $0.04 per diluted share, compared to a net income of $3.8 million, or $0.20 per basic and diluted share, in the second quarter of 2020. GAAP net loss for the first six months of 2021 was $3.0 million, or a loss of $0.16 per diluted share, compared to a net loss of $0.8 million, or $0.04 per diluted share, in the prior year period.

In the second quarter of 2021, adjusted EBITDA loss totaled $0.1 million compared to adjusted EBITDA of $3.0 million in the second quarter of 2020. In the first six months of 2021, the Company generated $0.2 million of adjusted EBITDA, compared to adjusted EBITDA of $0.5 million in the prior year period.

	For the three months ended			For the six months ended
(Dollars in thousands)	June 30, 2021	June 30, 2020	Change (%)	June 30, 2021	June 30, 2020	Change (%)
Net (loss) income	$(719)	$3,759	119.1%	$(3,016)	$(780)	(286.7)%
Basic and diluted net (loss) income per common share	$(0.04)	$0.20	120.0%	$(0.16)	$(0.04)	(300.0)%
Adjusted EBITDA	$(69)	$2,997	102.3%	$237	$514	53.9%

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Financial Outlook:
The Company is reiterating the guidance for fiscal 2021 as provided when it reported its first quarter 2021 results as follows:

(Unaudited and in millions)	Current Guidance Full Year 2021
Revenue
Wireless	$77.0	to	$81.0
Software	$61.0		$70.0
Total Revenue	$138.0		$151.0

Adjusted Operating Expenses	$151.0		$157.0

Capital Expenditures	$3.5		$5.5

"We are confident in our performance for the second half of 2021, which is reinforced by the fact that we are reiterating the guidance we provided last quarter," said Michael W. Wallace, chief operating officer and chief financial officer. “Disciplined expense management continues to be a key focus, as we further align expense levels with market demand for our products. In the second quarter of 2021, both operating expenses and adjusted operating expenses were down sequentially, with improvements in many expense categories over that period. Spok’s balance sheet remains strong, as the cash, cash equivalents and short-term investments balance was $68.1 million at June 30, 2021, and we are still operating with no debt.”

2021 Annual Stockholders Meeting:
The Company had previously announced the results of its 2021 Annual Meeting of Stockholders. At that meeting, each of the 10 nominees to the Company’s board of directors were elected for one-year terms, and the stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent auditor for the year ending December 31, 2021 and approved, in an advisory vote, the compensation of Spok’s named executive officers, as described in the 2021 proxy statement.

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Final voting results are disclosed in a current report on Form 8-K filed with the SEC.

2021 Investor Day Program:
As previously disclosed, Spok also announced that it plans to host an investor day on October 11, 2021. The investor day program will feature presentations by management and will be run concurrently with Spok’s annual user conference, Connect 21. Due to the recent uptick in COVID-19 cases across the nation related to the Delta variant, this year’s investor day and Connect 21 conference will be held virtually. The Company will provide more details in the future.

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2021 Second Quarter Call and Replay:
Spok plans to host a conference call for investors to discuss its 2021 second quarter results on Thursday, July 29, 2021 at 10:00 a.m. ET. Dial-in numbers for the call are 1 334-323-0501 or 800-353-6461. The confirmation code for the call is 1286071. A replay of the call will be available from 1:00 p.m. ET on July 29, 2021 until 1:00 p.m. ET on Thursday, August 12, 2021. To listen to the replay, please register at http://tinyurl.com/Spok2021Q2earningsreplay. Please cut and paste this address into your browser, enter the registration information, and you will be given access to the replay.

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About Spok
Spok, Inc., a wholly owned subsidiary of Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Alexandria, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Go® and Spok Care Connect® platforms to enhance workflows for clinicians and support administrative compliance. Our customers send over 100 million messages each month through their Spok® solutions. When seconds count and patients' lives are at stake, Spok enables smarter, faster clinical communication. For more information, visit spok.com or follow @spoktweets on Twitter.
Spok is a trademark of Spok Holdings, Inc. Spok Go and Spok Care Connect are trademarks of Spok, Inc.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted operating expenses and adjusted EBITDA. Adjusted operating expenses excludes depreciation, amortization and accretion and includes capitalized software development costs. Adjusted EBITDA represents net income/(loss) before interest income/expense, income tax expense/benefit, depreciation, amortization and accretion expense and stock-based compensation expense, and includes capitalized software development costs.
We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Spok's financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures permit us to more thoroughly analyze key financial metrics used to make operational decisions and allow us to assess our core operating results. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies who present similar non-GAAP financial measures. We adjust for certain items because we do not regard these costs as reflective of normal costs related to the ongoing operation of the business in the ordinary course. In general, these items possess one or more of the following characteristics; non-cash expenses, factors outside of our control, items that are non-operational in nature, and unusual items not expected to occur in the normal course of business.
We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

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Safe Harbor Statement under the Private Securities Litigation Reform Act
Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, risks related to the COVID-19 pandemic and its effect on our business and the economy, other economic conditions such as recessionary economic cycles, higher interest rates, inflation and higher levels of unemployment, our ability to effectively develop, introduce and deploy our integrated communications platform and collaboration platform, Spok Go, declining demand for paging products and services, continued demand for our software products and services, our dependence on the U.S. healthcare industry, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, particularly third-party consulting services and research and development costs, future capital needs, competitive pricing pressures, competition from traditional paging services, other wireless communications services and other software providers, many of which are substantially larger and have much greater financial and human capital resources, changes in customer purchasing priorities or capital expenditures, government regulation of our products and services and the healthcare and health insurance industries, reliance upon third-party providers for certain equipment and services, unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services, the effects of changes in accounting policies or practices, our ability to realize the benefits associated with our deferred tax assets, and future impairments of our long-lived assets, amortizable intangible assets and goodwill, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

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SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the six months ended
	6/30/2021	6/30/2020	6/30/2021	6/30/2020
Revenue:
Wireless	$19,859	$21,078	$39,979	$42,465
Software	15,864	14,661	31,780	30,541
Total revenue	35,723	35,739	71,759	73,006
Operating expenses:
Cost of revenue	6,973	5,901	14,214	14,165
Research and development	4,278	2,754	8,784	8,203
Technology operations	7,087	7,212	14,339	15,115
Selling and marketing	4,980	3,831	9,880	10,192
General and administrative	11,557	10,810	22,707	22,061
Depreciation, amortization and accretion	2,457	2,072	5,184	4,218
Total operating expenses	37,332	32,580	75,108	73,954
% of total revenue	104.5%	91.2%	104.7%	101.3%
Operating (loss) income	(1,609)	3,159	(3,349)	(948)
% of total revenue	(4.5)%	8.8%	(4.7)%	(1.3)%
Interest income	61	146	122	509
Other income (expense)	29	101	2	(37)
(Loss) income before income taxes	(1,519)	3,406	(3,225)	(476)
Benefit from (provision for) income taxes	800	353	209	(304)
Net (loss) income	$(719)	$3,759	$(3,016)	$(780)
Basic and diluted net (loss) income per common share	$(0.04)	$0.20	$(0.16)	$(0.04)
Basic weighted average common shares outstanding	19,395,364	19,016,853	19,335,081	18,987,469
Diluted weighted average common shares outstanding	19,395,364	19,115,148	19,335,081	18,987,469
Cash dividends declared per common share	0.125	0.125	0.25	0.25
Key statistics:
Units in service	869	915	869	915
Average revenue per unit (ARPU)	$7.32	$7.24	$7.31	$7.27
Bookings	$13,037	$15,411	$27,634	$31,050
Backlog	$45,632	$48,441	$45,632	$48,441

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Revenue:
Wireless	$19,859	$20,120	$20,300	$20,828	$21,078	$21,386	$21,615	$21,814
Software	15,864	15,916	17,180	16,865	14,661	15,881	17,933	17,639
Total revenue	35,723	36,036	37,480	37,693	35,739	37,267	39,548	39,453
Operating expenses:
Cost of revenue	6,973	7,241	7,833	6,544	5,901	8,264	8,051	7,190
Research and development	4,278	4,506	4,166	3,459	2,754	5,449	7,132	7,437
Technology operations	7,087	7,252	7,371	7,357	7,212	7,904	8,083	7,805
Selling and marketing	4,980	4,900	5,004	4,272	3,831	6,361	5,891	5,595
General and administrative	11,557	11,150	10,046	10,994	10,810	11,251	11,531	11,813
Depreciation, amortization and accretion	2,457	2,727	2,503	2,335	2,072	2,146	2,250	2,305
Goodwill impairment	—	—	25,007	—	—	—	8,849	—
Total operating expenses	37,332	37,776	61,930	34,961	32,580	41,375	51,787	42,145
% of total revenue	104.5%	104.8%	165.2%	92.8%	91.2%	111.0%	130.9%	106.8%
Operating (loss) income	(1,609)	(1,740)	(24,450)	2,732	3,159	(4,108)	(12,239)	(2,692)
% of total revenue	(4.5)%	(4.8)%	(65.2)%	7.2%	8.8%	(11.0)%	(30.9)%	(6.8)%
Interest income	61	61	51	127	146	363	350	399
Other income (expense)	29	(27)	95	151	101	(137)	206	163
(Loss) income before income taxes	(1,519)	(1,706)	(24,304)	3,010	3,406	(3,882)	(11,683)	(2,130)
Benefit from (provision for) income taxes	800	(591)	(22,306)	155	353	(657)	2,172	804
Net (loss) income	$(719)	$(2,297)	$(46,610)	$3,165	$3,759	$(4,539)	$(9,511)	$(1,326)
Basic net (loss) income per common share	$(0.04)	$(0.12)	$(2.44)	$0.17	$0.20	$(0.24)	$(0.50)	$(0.07)
Diluted net (loss) income per common share	(0.04)	(0.12)	(2.44)	0.16	0.20	(0.24)	(0.50)	(0.07)
Basic weighted average common shares outstanding	19,395,364	19,272,786	19,088,329	19,051,502	19,016,853	18,958,716	18,860,020	19,086,811
Diluted weighted average common shares outstanding	19,395,364	19,272,786	19,088,329	19,208,452	19,115,148	18,958,716	18,860,020	19,086,811
Key statistics:
Units in service	869	874	885	898	915	926	938	955
Average revenue per unit (ARPU)	$7.32	$7.34	$7.30	$7.34	$7.24	$7.31	$7.33	$7.32
Bookings	$13,037	$14,597	$16,528	$21,414	$15,411	$15,639	$21,932	$20,421
Backlog	$45,632	$48,849	$50,504	$51,708	$48,441	$49,052	$50,553	$42,604

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	6/30/2021	12/31/2020

ASSETS	Unaudited

Current assets:
Cash and cash equivalents	$38,127	$48,729
Short term investments	29,998	29,995
Accounts receivable, net	27,483	29,934
Prepaid expenses	8,369	8,958
Other current assets	1,197	1,269
Total current assets	105,174	118,885
Non-current assets:
Property and equipment, net	7,861	7,815
Operating lease right-of-use assets	16,769	14,016
Capitalized software development, net	13,499	10,179
Goodwill	99,175	99,175
Intangible assets, net	—	417
Deferred income tax assets, net	25,969	25,826
Other non-current assets	792	978
Total non-current assets	164,065	158,406
Total assets	$269,239	$277,291

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,166	$6,685
Accrued compensation and benefits	12,621	14,103
Deferred revenue	25,598	27,686
Operating lease liabilities	5,825	5,264
Other current liabilities	4,305	3,702
Total current liabilities	52,515	57,440
Non-current liabilities:
Asset retirement obligations	7,465	7,289
Operating lease liabilities	12,211	9,456
Other non-current liabilities	2,044	2,493
Total non-current liabilities	21,720	19,238
Total liabilities	74,235	76,678
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	94,276	91,780
Accumulated other comprehensive loss	(1,435)	(1,452)
Retained earnings	102,161	110,283
Total stockholders' equity	195,004	200,613
Total liabilities and stockholders' equity	$269,239	$277,291

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the six months ended
	6/30/2021	6/30/2020
Operating activities:
Net loss	$(3,016)	$(780)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	5,184	4,218
Deferred income tax (benefit) expense	(291)	290
Stock-based compensation	4,020	2,544
Provisions for doubtful accounts, service credits and other	657	673
Changes in assets and liabilities:
Accounts receivable	1,775	(670)
Prepaid expenses and other assets	994	475
Net operating lease liabilities	563	(60)
Accounts payable, accrued liabilities and other	(3,538)	1,142
Deferred revenue	(2,482)	(1,373)
Net cash provided by operating activities	3,866	6,459
Investing activities:
Purchases of property and equipment	(2,198)	(1,895)
Capitalized software development	(5,618)	(5,300)
Purchase of short-term investments	(29,993)	(29,877)
Maturity of short-term investments	30,000	30,000
Net cash used in investing activities	(7,809)	(7,072)
Financing activities:
Cash distributions to stockholders	(5,152)	(5,008)
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	132	166
Purchase of common stock for tax withholding on vested equity awards	(1,656)	(903)
Net cash used in financing activities	(6,676)	(5,745)
Effect of exchange rate on cash	17	(117)
Net decrease in cash and cash equivalents	(10,602)	(6,475)
Cash and cash equivalents, beginning of period	48,729	47,361
Cash and cash equivalents, end of period	$38,127	$40,886
Supplemental disclosure:
Income taxes (refunds received) paid	$(42)	$148

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Revenue
Paging	$19,135	$19,353	$19,513	$19,961	$19,990	$20,451	$20,826	$21,212
Non-paging	$724	$767	$787	$867	$1,088	$935	$789	$602
Total wireless revenue	$19,859	$20,120	$20,300	$20,828	$21,078	$21,386	$21,615	$21,814

License	$818	$1,507	$1,486	$1,988	$749	$955	$1,711	$2,723
Services	$4,865	$4,354	$4,778	$4,772	$3,812	$4,549	$4,947	$4,202
Equipment	$482	$616	$961	$554	$601	$725	$1,125	$689
Subscription	$90	$45	$42	$24	$—	$—	$—	$—
Operations revenue	$6,255	$6,522	$7,267	$7,338	$5,162	$6,229	$7,783	$7,614

Maintenance revenue	$9,609	$9,394	$9,913	$9,527	$9,499	$9,652	$10,150	$10,025
Total software revenue	$15,864	$15,916	$17,180	$16,865	$14,661	$15,881	$17,933	$17,639

Total revenue	$35,723	$36,036	$37,480	$37,693	$35,739	$37,267	$39,548	$39,453

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Cost of revenue
Payroll and related	$4,920	$5,369	$5,447	$4,941	$4,350	$5,785	$5,222	$5,099
Cost of sales	1,427	1,251	1,740	1,064	1,098	1,940	2,278	1,567
Stock-based compensation	285	322	136	148	134	119	42	21
Other	341	299	510	391	319	420	509	503
Total cost of revenue	6,973	7,241	7,833	6,544	5,901	8,264	8,051	7,190
Research and development
Payroll and related	4,333	4,475	4,358	4,147	4,115	4,761	5,056	5,083
Outside services	2,060	2,277	2,358	2,113	1,803	1,584	1,742	2,027
Capitalized software development	(2,698)	(2,920)	(3,046)	(2,906)	(3,596)	(1,705)	—	—
Stock-based compensation	305	475	246	240	243	236	113	102
Other	278	199	250	(135)	189	573	221	225
Total research and development	4,278	4,506	4,166	3,459	2,754	5,449	7,132	7,437
Technology operations
Payroll and related	2,323	2,467	2,467	2,246	2,213	2,712	2,656	2,823
Site rent	3,143	3,196	3,313	3,467	3,399	3,398	3,669	3,269
Telecommunications	825	837	857	949	961	1,001	1,026	1,016
Stock-based compensation	131	137	48	52	47	43	32	30
Other	665	615	686	643	592	750	700	667
Total technology operations	7,087	7,252	7,371	7,357	7,212	7,904	8,083	7,805
Selling and marketing
Payroll and related	3,161	3,135	2,912	2,773	2,538	3,583	3,382	3,524
Commissions	1,244	1,105	1,178	1,059	852	1,212	1,158	1,114
Stock-based compensation	254	319	192	208	194	172	164	137
Advertising and events	247	161	539	151	160	784	1,034	703
Other	74	180	183	81	87	610	153	117
Total selling and marketing	4,980	4,900	5,004	4,272	3,831	6,361	5,891	5,595
General and administrative
Payroll and related	3,564	3,818	3,373	3,476	3,355	4,134	3,974	4,220
Stock-based compensation	806	986	726	968	744	612	770	674
Facility rent, office, and technology costs	2,484	2,480	2,412	178	628	43	56	402
Outside services	2,219	1,825	1,584	2,259	2,276	2,068	1,952	2,369
Taxes, licenses and permits	1,117	1,081	484	2,148	2,043	2,036	2,350	2,004
Bad debt	328	106	202	994	804	859	1,000	888
Other	1,039	854	1,265	971	960	1,499	1,429	1,256
Total general and administrative	11,557	11,150	10,046	10,994	10,810	11,251	11,531	11,813
Depreciation, amortization and accretion	2,457	2,727	2,503	2,335	2,072	2,146	2,250	2,305
Goodwill impairment	—	—	25,007	—	—	—	8,849	—
Operating expenses	$37,332	$37,776	$61,930	$34,961	$32,580	$41,375	$51,787	$42,145
Capital expenditures	$1,480	$727	$638	$934	$846	$1,063	$679	$1,378

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY, MARKET SEGMENT, CHURN
AND AVERAGE REVENUE PER UNIT (ARPU) (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Paging units in service
Beginning units in service (000's)	874	885	898	915	926	938	955	977
Gross placements	31	20	20	25	35	24	22	28
Gross disconnects	(36)	(31)	(33)	(42)	(46)	(36)	(39)	(50)
Net change	(5)	(11)	(13)	(17)	(11)	(12)	(17)	(22)
Ending units in service	869	874	885	898	915	926	938	955
End of period units in service % of total (b)
Healthcare	84.5%	84.1%	83.6%	83.7%	83.6%	82.6%	82.4%	81.7%
Government	4.9%	4.8%	5.3%	5.3%	5.5%	5.4%	5.4%	5.5%
Large enterprise	4.1%	4.3%	4.3%	4.3%	4.4%	5.5%	5.5%	6.1%
Other(b)	6.4%	6.8%	6.8%	6.6%	6.6%	6.5%	6.6%	6.7%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size ending units in service (000's)
1 to 100 units	58	59	61	63	65	67	69	72
101 to 1,000 units	155	163	167	167	165	171	173	175
>1,000 units	656	652	657	668	685	688	696	708
Total	869	874	885	898	915	926	938	955
Account size net loss rate(c)
1 to 100 units	(1.7)%	(3.3)%	(3.2)%	(2.9)%	(3.1)%	(3.0)%	(3.8)%	(2.1)%
101 to 1,000 units	(4.9)%	(2.4)%	—%	1.5%	(4.2)%	(1.0)%	(1.0)%	(2.4)%
>1,000 units	0.6%	(0.8)%	(1.6)%	(2.5)%	(0.4)%	(1.2)%	(1.8)%	(2.2)%
Total	(0.6)%	(1.2)%	(1.4)%	(1.9)%	(1.3)%	(1.3)%	(1.8)%	(2.2)%
Account size ARPU
1 to 100 units	$11.69	$11.72	$11.62	$11.80	$11.65	$12.01	$11.99	$11.84
101 to 1,000 units	8.35	8.33	8.35	8.37	8.24	8.34	8.31	8.41
>1,000 units	6.68	6.68	6.62	6.67	6.57	6.59	6.62	6.59
Total	$7.32	$7.34	$7.30	$7.34	$7.24	$7.31	$7.33	$7.32

(a) Slight variations in totals are due to rounding.
(b) Other includes hospitality, resort and indirect units
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA (a)
(Unaudited and in thousands)

	For the three months ended		For the six months ended
	6/30/2021	6/30/2020	6/30/2021	6/30/2020
Net (loss) income	$(719)	$3,759	$(3,016)	$(780)
Add back:
(Benefit from) provision for income taxes	(800)	(353)	(209)	304
Other (income) expenses	(29)	(101)	(2)	37
Interest income	(61)	(146)	(122)	(509)
Operating (loss) income	(1,609)	3,159	(3,349)	(948)
Depreciation, amortization and accretion	2,457	2,072	5,184	4,218
EBITDA	$848	$5,231	$1,835	$3,270
Capitalized software development costs	(2,698)	(3,596)	(5,618)	(5,300)
Stock-based compensation	1,781	1,362	4,020	2,544
Adjusted EBITDA	$(69)	$2,997	$237	$514

(a) Slight variations in totals are due to rounding.

RECONCILIATION OF OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES (a)
(Unaudited and in thousands)

	For the three months ended		For the six months ended
	6/30/2021	6/30/2020	6/30/2021	6/30/2020
Operating expenses	$37,332	$32,580	$75,108	$73,954
Add back:
Depreciation, amortization and accretion	(2,457)	(2,072)	(5,184)	(4,218)
Capitalized software development costs	2,698	3,596	5,618	5,300
Adjusted operating expenses	$37,573	$34,104	$75,542	$75,036

(a) Slight variations in totals are due to rounding.

(Unaudited and in millions)

	Current Guidance
	Full Year 2021
Operating expenses	$149.7	to	$155.7
Add back:
Depreciation, amortization and accretion	(10.2)		(10.2)
Capitalized software development costs	11.5		11.5
Adjusted operating expenses	$151.0		$157.0